UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 1, 2022

MicroVision, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34170	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6244 185th Avenue NE, Suite 100

Redmond, Washington 98052

(Address of principal executive offices) (Zip code)

(425) 936-6847

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MVIS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 1, 2022 (the “Signing Date”), MicroVision GmbH, a company organized under the laws of The Federal Republic of Germany and wholly owned subsidiary of MicroVision, Inc., (together, “MicroVision” or the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Ibeo Automotive Systems GmbH, a company organized under the laws of The Federal Republic of Germany (“Ibeo”), pursuant to which MicroVision has agreed to acquire from Ibeo certain assets related to Ibeo’s lidar sensor business.

As described in greater detail in the Asset Purchase Agreement, Ibeo is a leading developer of lidar hardware and perception software, having launched a lidar sensor into serial production with a Tier 1 automotive supplier and innovated OEM-qualified software, with products currently in the market. On September 28, 2022, Ibeo filed a petition for the preliminary opening of self-administration insolvency proceedings over its assets. On December 1, 2022, self-administration insolvency proceedings were opened by the competent insolvency court, and the Ibeo creditors’ committee and the court-appointed insolvency custodian consented to the Asset Purchase Agreement and implementation of the transactions contemplated therein.

Pursuant to the terms and subject to the conditions set forth in the Asset Purchase Agreement, the purchase price MicroVision will pay to Ibeo upon the closing of the transactions contemplated by the Asset Purchase Agreement (the “Closing,” and the date on which the Closing occurs, the “Closing Date”) in consideration for the identified assets is EUR 15,000,000 (the “Purchase Price”), subject to potential reduction on the terms set forth in the Asset Purchase Agreement. MicroVision has also agreed to advance operating funds to Ibeo during the pre-Closing period on the terms and subject to the conditions set forth in the Asset Purchase Agreement. MicroVision expects to fund the acquisition with current cash on hand.

Pursuant to the terms of the Asset Purchase Agreement, and as described in further detail therein, EUR 3,000,000 will be withheld from the Purchase Price and held in escrow for a maximum period of 13 months post-Closing as partial security for potential claims arising out of or in connection with the Asset Purchase Agreement.

MicroVision’s and Ibeo’s obligations to complete the transactions are subject to customary closing conditions concerning transactions out of insolvency, including receipt of regulatory clearance from the Federal Ministry for Economic Affairs and Climate Action.

MicroVision or Ibeo may rescind the Asset Purchase Agreement if the closing has not occurred within six months of the Signing Date.

The foregoing summary of the Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s 2022 Annual Report on Form 10-K.

Item 7.01.	Regulation FD Disclosure.

On December 1, 2022, MicroVision issued a press release announcing entry into the Asset Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), the attached exhibit is deemed to have been furnished to, but not filed with, the SEC.

Exhibit No.	Description

99.1	Press Release of MicroVision, Inc. dated December 1, 2022

99.2	Investor Presentation of MicroVision, Inc. dated December 1, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Drew G. Markham
Drew G. Markham
Vice President, General Counsel and Secretary

Dated: December 1, 2022